Press Release

For Further Information:
Kraton Polymers LLC
Analyst and Media: Shari Mattern 281-504-4780

Kraton Announces First Quarter 2006 Results

LTM Adjusted Bank Covenant EBITDA rises 27% to $123 million
Cash balance improves $43 million to $66 million

HOUSTON, TX. – May 10, 2006 – Polymer Holdings LLC (Holdings), parent company of Kraton Polymers LLC (Kraton) announces its financial results for the first quarter 2006. Holdings’ Total Revenues for the quarter were $229.4 million compared to $207.2 million in the comparable period of 2005, an increase of 10.7%. This improvement was primarily driven by an increase in average selling prices and an increase in sales volume. Holdings’ Net Income for the quarter was $4.3 million, compared with $3.1 million in the comparable period of 2005.

Holdings’ Gross Profit for the first quarter increased $2.6 million or 5.2% to $52.4 million, as compared to $49.8 million in the comparable period of 2005. Gross profit as percentage of total revenue declined from 24.1% to 22.9% as cost increased at a higher percentage than revenue. Holdings ended the quarter with $66.4 million in cash and cash equivalents, an increase of $43.3 million from March 31, 2005.

Kraton, the operating subsidiary of Holdings had Net Income for the quarter of $6.5 million as compared with $5.0 million in the comparable period of 2005. At the end of the first quarter 2006, Last Twelve Months (LTM) Adjusted Bank Covenant EBITDA, a measure used to determine compliance with Kraton’s debt covenants, totaled $122.9 million, an increase of $26.3 million from the comparable period of 2005. A reconciliation of Kraton’s EBITDA and Adjusted Bank Covenant EBITDA to Net Income or Net Loss, as applicable, is attached.

“Kraton delivered improved results in the first quarter 2006 – consistent with our expectations. Our pricing, cost and operational initiatives launched in the past continue to drive positive results despite persistently high monomer and energy cost. This year we are also pushing for strong growth globally and introducing a number of exciting new innovations. We are beginning to see success in these initiatives during the first quarter,” said George B. Gregory, Chief Executive Officer and President.

First Quarter 2006 Highlights:

•	First quarter 2006 vs. first quarter 2005 sales volumes increased approximately 2 kT to 76 kT.

•	Inventory volumes dropped by 17kT compared with March 31, 2005, however balances increased $6 MM due to inflation.

•	New innovations announced in KRATON’s adhesives, sealants and coatings; and packaging and film business units.

Other Business Highlights:

•	Kraton announced plans to expand our presence in the Asia Pacific region. The investment plans include a multi-functional customer service center and a proprietary HSBC manufacturing plant.

•	Kraton also announced the availability of two new grades of Kraton G® SBCs for TPE compounding applications in April.

•	Kraton signed a contract for butadiene supply to our facility located in the United States.

•	Holdings’ made a cash tender offer for any and all of the $150,000,000 outstanding aggregate principal amount at maturity 12.000% Senior Discount Notes.

•	To fund the tender offer, Kraton launched an amendment to increase our senior secured credit facilities.

Mr. Gregory added, “Looking forward, while raw material costs and supply of selected raw materials continue to challenge us, we remain optimistic about our ability to manage through these challenges, to deliver value for our customers, to continue to grow our business, and to generate solid financial results.”
Need to update this

Kraton has scheduled an investor and analyst conference call for Thursday, May 11, 2006 to discuss the results of today’s earnings announcement. The call will begin at 2:00 p.m. central time, 3:00 p.m. eastern time. To listen to the conference call and view the slide presentation, which will be broadcast live over the Internet, go to Kraton’s website at www.kraton.com, click on Investor Relations and then go to Presentations and Papers and select “First Quarter 2006 Earnings Presentation Webcast.” You may also listen to the analyst conference call by telephone by contacting the conference call operator 5-10 minutes prior to the scheduled start time and asking for the “Earnings Conference Call”. US Dial-In #: (888)552-9483. International Dial-In #: 210-234-0009. For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 6:00 p.m. CT May 11th through 5:00 p.m. CT on May 25th. To hear a telephonic replay of the call, dial 800-337-6538 or 203-369-3798 for international callers. To hear a replay of the call over the Internet, please access Kraton’s website at www.kraton.com.

About Kraton

Kraton Polymers LLC is a premier, global specialty chemicals company and is the world’s largest producer of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by Kraton over forty years ago. SBCs are highly-engineered synthetic elastomers, which enhance the performance of products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Kraton polymers are used in a wide range of applications including road and roofing materials, numerous consumer products (diapers, tool handles, toothbrushes), tapes, labels, medical applications, packaging, automotive and footwear products. Kraton has the leading position in nearly all of its core markets and is the only producer of SBCs with global manufacturing capability. Its production facilities are located in the United States, The Netherlands, Germany, France, Brazil, and Japan.

Polymer Holdings LLC is the parent company of Kraton Polymers LLC and has no material assets other than its investment in Kraton Polymers LLC.

Forward Looking Statements

This press release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. In this press release, forward-looking information relates to covenant compliance, pricing trends, cost savings, production rates and other similar matters. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the chemical industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability and cost of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, the timing and cost of planned capital expenditures, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

Polymer Holdings LLC

Consolidated Statements of Operations
Three Months Ended March 31, 2006 and 2005

(In thousands of U.S. dollars)

(Unaudited)

	March 31, 2006	March 31, 2005
Revenues
Sales	$220,786	$201,931
Other	8,603	5,269

Total revenues	229,389	207,200
Costs and expense
Costs of goods sold	176,944	157,364

Gross profit	52,445	49,836
Research and development expenses	5,941	5,997
Selling, general, and administrative expenses	17,904	18,072
Depreciation and amortization of identifiable intangibles	11,040	10,982
Earnings in joint venture	(306)	(557)
Interest, net	11,607	11,319

Income before income taxes	6,259	4,023
Income tax provision	(1,913)	(952)

Net income	$4,346	$3,071

Polymer Holdings LLC

Consolidated Balance Sheets

March 31, 2006 and December 31, 2005

(In thousands of U.S. dollars)

	March 31,	December 31,
	2006	2005
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$66,392	$100,934
Receivables, net of allowances of $1,094 and $1,013	133,502	107,586
Inventories of products	239,938	192,595
Inventories of materials and supplies	9,612	9,336
Other current assets	20,009	23,511
Deferred income taxes	1,953	1,953

Total current assets	471,406	435,915
Property, plant, and equipment, less accumulated depreciation	393,493	394,192
Identifiable intangible assets, less accumulated amortization	99,886	101,848
Investment in joint venture	9,613	10,542
Deferred financing costs	13,799	14,399
Other long-term assets	9,413	9,605

Total assets	$997,610	$966,501

Liabilities and Member’s Equity
Current liabilities:
Current portion of long-term debt	$30,570	$30,570
Accounts payable—trade	81,098	64,345
Other payables and accruals	38,714	48,758
Due to related parties	14,966	13,119
Insurance bond payable	7,392	–

Total current liabilities	172,740	156,792
Long-term debt, net of current portion	539,893	537,418
Deferred income taxes	30,239	29,818
Long-term liabilities	30,536	29,713

Total liabilities	773,408	753,741

Commitments and contingencies (note 8)
Member’s equity:
Common equity	220,416	215,452
Accumulated other comprehensive income (loss)	3,786	(2,692)

Total member’s equity	224,202	212,760

Total liabilities and member’s equity	$997,610	$966,501

Kraton Polymers LLC

Consolidated Statements of Operations
Three Months Ended March 31, 2006 and 2005
(In thousands of U.S. dollars)
(Unaudited)

	March 31, 2006	March 31, 2005
Revenues
Sales	$220,786	$201,931
Other	8,603	5,269

Total revenues	229,389	207,200
Costs and expense
Costs of goods sold	176,944	157,364

Gross profit	52,445	49,836
Research and development expenses	5,941	5,997
Selling, general, and administrative expenses	17,904	18,072
Depreciation and amortization of identifiable intangibles	11,040	10,982
Earnings in joint venture	(306)	(557)
Interest, net	8,425	8,493

Income before income taxes	9,441	6,849
Income tax (provision) benefit	(2,946)	(1,894)

Net income	$6,495	$4,955

Kraton Polymers LLC

Consolidated Balance Sheets

March 31, 2006 and December 31, 2005

(In thousands of U.S. dollars)

	March 31,	December 31,
	2006	2005
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$66,392	$100,934
Receivables, net of allowances of $1,094 and $1,013	133,502	107,586
Inventories of products	239,938	192,595
Inventories of materials and supplies	9,612	9,336
Other current assets	20,009	23,511
Deferred income taxes	1,953	1,953

Total current assets	471,406	435,915
Property, plant, and equipment, less accumulated depreciation	393,493	394,192
Identifiable intangible assets, less accumulated amortization	99,886	101,848
Investment in joint venture	9,613	10,542
Deferred financing costs	12,149	12,711
Other long-term assets	9,413	9,605

Total assets	$995,960	$964,813

Liabilities and Member’s Equity

Current liabilities:
Current portion of long-term debt	$30,570	$30,570
Accounts payable—trade	81,098	64,345
Other payables and accruals	38,714	48,758
Due to related parties	14,966	13,119
Insurance bond payable	7,392	¯

Total current liabilities	172,740	156,792
Long-term debt, net of current portion	431,423	432,093
Deferred income taxes	35,466	34,010
Long-term liabilities	30,536	29,713

Total liabilities	670,165	652,608

Commitments and contingencies (note 8)

Member’s equity:
Common equity	322,009	314,897
Accumulated other comprehensive income (loss)	3,786	(2,692)

Total member’s equity	325,795	312,205

Total liabilities and member’s equity	$995,960	$964,813

Kraton Polymers LLC
LTM Bank Adjusted EBITDA
(In thousands of U.S. dollars)

	3 Mos ended	12 Mos ended	3 Mos ended	12 Mos ended
	3/31/05	3/31/05	3/31/06	3/31/06
Net income (loss)	$4,955	$(22,993)	$6,495	$24,200
Income taxes	1,894	(13,024)	2,946	12,571
Interest, net	8,493	39,661	8,425	33,875
D D & A	10,982	43,282	11,040	44,148

Financial Statement EBITDA	26,324	46,926	28,906	114,794
Sponsor fees and expenses		1,989		1,950
Plant turnaround costs		6,000		47
Increase in cost of goods sold related to inventory step-up in the period from December 23, 2003		21,719		612
Infrastructure improvement for explosion or fire repairs		651		426
Severance related restructuring charges		2,100
Specific cost savings expenses		2,973
Other nonrecurring items		2,226		48
Specified other restructuring charges		5,281		1,620
Other noncash items reducing Consolidated Net Income		6,816		3,353

Consolidated Adjusted Bank EBITDA		$96,681		$122,850

(1)	The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(2)	These adjustments are made pursuant to the Credit and Guaranty Agreement, dated December 23, 2003, as amended as of March 4, 2004 and as of October 21, 2004, among Kraton Polymers LLC, as Borrower, Polymer Holdings LLC, certain subsidiaries of Kraton Polymers LLC, as Guarantors, various lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, UBS AG, Stanford Branch, as Administrative Agent and Collateral Agent (the “senior secured credit facility”).

(3)	Adjusted Bank Covenant EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted Bank Covenant EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants contained in the senior secured credit facility.